                                                                    EXHIBIT 99.2

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                               MARKETING MATERIALS


                                       FOR

                           NAUGATUCK VALLEY FINANCIAL
                                 CORPORATION IPO





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



                     NAUGATUCK VALLEY FINANCIAL CORPORATION
                       STOCK OFFERING MARKETING MATERIALS


                                TABLE OF CONTENTS


CORRESPONDENCE

Letter to Members (Eligible to Vote and Buy - Voting Record Date Depositors)

Letter to ERD and SERD Closed Accounts (Can Buy, Not Vote)

Potential Investor Letter (Call-Ins and Community Prospects)

Ryan Beck "Broker Dealer" Letter

Stock Order Acknowledgment Letter

Stock Certificate Mailing Letter

Proxygram #1

Proxygram #2

ADVERTISEMENTS

Tombstone Newspaper Advertisement (optional)

Vote -- Branch Lobby Poster

Stock Information Center Location Poster

FORMS

Stock Order Form - TO BE SENT OVERNIGHT BY PRINTER

Proxy Card (drafted by counsel and included in the first regulatory filing)

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NOTE:  COMMUNITY INFORMATION MEETINGS FOR POTENTIAL INVESTORS ARE NOT EXPECTED.

NOTE: THE OFFERING PACKAGE WILL BE MAILED ONLY TO ELIGIBLE CURRENT/PAST MEMBERS. NO COMMUNITY MEMBERS WILL BE TARGETED. WE WILL HAVE OFFERING PACKAGES ON HAND FOR A POTENTIAL COMMUNITY OFFERING.

(NAUGATUCK VALLEY LOGO)

Dear Customer:

I am pleased to inform you of an opportunity to invest in Naugatuck Valley Financial Corporation and, just as importantly, to request your vote. Naugatuck Valley Savings and Loan is reorganizing from a mutual savings bank into the mutual holding company corporate structure, pursuant to our Plan of Reorganization and Minority Stock Issuance. We are forming Naugatuck Valley Financial Corporation to become the Bank's parent company. Naugatuck Valley Financial is now conducting an initial public stock offering, and, as a result, our organization will become partially publicly owned. Also, in connection with the reorganization, we will establish a charitable foundation to be funded with shares of Naugatuck Valley Financial stock. Enclosed are materials describing these transactions.

AS AN ELIGIBLE DEPOSITOR OF THE BANK, YOU HAVE AN OPPORTUNITY, WITHOUT ANY OBLIGATION, TO PURCHASE SHARES OF COMMON STOCK, WITHOUT PAYING A SALES COMMISSION, BEFORE SHARES ARE OFFERED FOR SALE TO THE PUBLIC.

THE PROXY VOTE

We have received conditional regulatory approval to implement the Plan and fund the charitable foundation, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors. YOUR VOTE IS VERY IMPORTANT. Please vote and sign the enclosed proxy card(s), and return them to us promptly using the BROWN reply envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

PLEASE NOTE THAT:

- Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

- The reorganization will not result in changes to the balance, interest rate or maturity of your loans or deposit accounts. You will continue to enjoy the same services from your friends at the Valley, with the same management, staff and Board of Directors.

- The reorganization is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We will continue to operate as an independent, community-oriented bank.

THE STOCK OFFERING

BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE ENCLOSED PROSPECTUS. If you are interested in purchasing shares of Naugatuck Valley Financial common stock, complete the enclosed Stock Order Form and return it in the BLUE reply envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $10.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN
TIME, ON          , 2004. Payment may be in the form of personal or bank check, money order or authorization to withdraw funds (without early withdrawal penalty) from your Naugatuck Valley Savings and Loan deposit accounts that do not have check-writing privileges.

After the offering concludes, Naugatuck Valley Financial's common stock is expected to trade on the Nasdaq National Market, under the trading symbol "NVSL."

If you have questions regarding the stock offering, refer to the enclosed Prospectus, including the section entitled "Questions & Answers About the Stock Offering." For questions regarding voting on the Plan and the charitable foundation, refer to the Proxy Statement, including the Questions and Answers section. You may also call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a stockholder of Naugatuck Valley Financial Corporation, and I thank you for your continued support as a customer of our Bank.

Sincerely,

/s/ John C. Roman
John C. Roman
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (XXX) XXX-XXXX,
        FROM 9:30 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

 V

(NAUGATUCK VALLEY LOGO)

Dear Friend:

I am pleased to inform you of an investment opportunity. Naugatuck Valley Savings and Loan is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Reorganization and Minority Stock Issuance, Naugatuck Valley Financial Corporation, which will become the Bank's parent company, is now conducting an initial public stock offering. As a result, our organization will become partially publicly owned. AS AN ELIGIBLE DEPOSITOR OF NAUGATUCK VALLEY SAVINGS AND LOAN ON APRIL 30, 2003 OR JUNE 30, 2004 WHOSE ACCOUNT WAS CLOSED THEREAFTER, YOU HAVE A RIGHT, WITHOUT ANY OBLIGATION, TO PURCHASE SHARES OF COMMON STOCK, WITHOUT PAYING A SALES COMMISSION, BEFORE SHARES ARE OFFERED FOR SALE TO THE PUBLIC.

BEFORE MAKING AN INVESTMENT DECISION, PLEASE READ THE ENCLOSED PROSPECTUS. If you are interested in purchasing shares of Naugatuck Valley Financial common stock, complete the enclosed Stock Order Form and return it in the envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $10.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN TIME,
ON            , 2004.

After the offering concludes, Naugatuck Valley Financial's common stock is expected to trade on the Nasdaq National Market, under the trading symbol "NVSL."

If you have questions regarding the stock offering, refer to the enclosed Prospectus, including the section entitled "Questions & Answers About the Stock Offering", or call our Stock Information Center at the number shown below.

Sincerely,

/s/ John C. Roman
John C. Roman
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (XXX) XXX-XXXX,
        FROM 9:30 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

 F

(NAUGATUCK VALLEY LOGO)

Dear Friend:

I am pleased to inform you of an investment opportunity. Naugatuck Valley Financial Corporation, the newly formed parent company of Naugatuck Valley Savings and Loan, is conducting its initial public stock offering. As a result, our organization will become partially publicly-owned.

Enclosed please find a Prospectus describing our organization and the stock offering. PLEASE READ THE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. If you are interested in purchasing shares of Naugatuck Valley Financial common stock, complete the enclosed Stock Order Form and return it in the envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $10.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN TIME,
ON            , 2004. You will not be charged a sales commission.

After the offering concludes, Naugatuck Valley Financial's common stock is expected to trade on the Nasdaq National Market, under the trading symbol "NVSL."

If you have questions regarding the offering, refer to the enclosed Prospectus, including the section entitled "Questions & Answers About the Stock Offering", or call our Stock Information Center at the number shown below.

Sincerely,

/s/ John C. Roman
John C. Roman
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (XXX) XXX-XXXX,
        FROM 9:30 A.M. TO 4:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY

 C

(NAUGATUCK VALLEY LOGO)

Dear Stockholder:

I would like to welcome you as a stockholder of Naugatuck Valley Financial
Corporation. A total of           shares were purchased by investors at $10.00
per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:

                                    by mail:
                          Registrar & Transfer Company
                               10 Commerce Drive
                           Cranford, New Jersey 07016
                                       or
                                   by phone:
                                 (800) 368-5948
                                       or
                                   by email:
                                 info@rtco.com

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

IF YOU SUBMITTED A CHECK OR MONEY ORDER IN FULL OR PARTIAL PAYMENT FOR YOUR STOCK ORDER, you have received, or soon will receive, a check. It reflects
interest at Naugatuck Valley Savings and Loan's passbook rate of      %,
calculated from the date your funds were received until the date of the check mailed to you.

IF YOUR STOCK ORDER WAS TO BE PAID IN FULL OR IN PART BY AUTHORIZING A WITHDRAWAL FROM A NAUGATUCK VALLEY SAVINGS AND LOAN DEPOSIT ACCOUNT, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account's contractual rate and was credited to your account through the
date of withdrawal,           , 2004.

Naugatuck Valley Financial's common stock trades on the Nasdaq National Market, under the trading symbol "NVSL".

Thank you for participating in our offering.

Sincerely,

/s/ John C. Roman
John C. Roman
President and Chief Executive Officer

 SC

                                                          (RYAN BECK & CO. LOGO)

Dear Sir/Madam:

At the request of Naugatuck Valley Financial Corporation, we are enclosing materials regarding the offering of Naugatuck Valley Financial common stock. We have included a Prospectus describing the stock offering. PLEASE READ THE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. Ryan Beck & Co., Inc. has been retained by Naugatuck Valley Financial Corporation as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

(RYAN BECK & CO. LOGO)

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

 BD

                      PLEASE VOTE AND RETURN THE ENCLOSED
                                  PROXY CARD!

                  IF YOU HAVE NOT YET VOTED THE PROXY CARD(S)
                           WE RECENTLY MAILED TO YOU,
                PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

              FOR YOUR CONVENIENCE, WE ENCLOSED A REPLY ENVELOPE.

NOTE THAT:

- THE PLAN OF REORGANIZATION CHANGES OUR CORPORATE FORM OF ORGANIZATION. IT WILL NOT RESULT IN CHANGES TO OUR STAFF OR YOUR LOANS OR YOUR DEPOSIT ACCOUNT RELATIONSHIPS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FDIC - INSURED.

- NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSALS.

- VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

- YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AND "FOR" ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

      IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE
                 EACH PROXY CARD RECEIVED. NONE ARE DUPLICATES!

                                   QUESTIONS?
             PLEASE CALL OUR INFORMATION CENTER AT (XXX) XXX-XXXX,
           MONDAY THROUGH FRIDAY, 9:30 A.M. TO 4:00 P.M. EASTERN TIME

                            (NAUGATUCK VALLEY LOGO)

 P1

           R       E       M       I       N       D       E       R

          OUR RECORDS INDICATE WE HAVE NOT RECEIVED THE PROXY CARD(S)
            WE MAILED TO YOU [EARLIER THIS MONTH]. IF YOU ARE UNSURE
              WHETHER YOU VOTED THE PROXY CARD(S), PLEASE VOTE THE
                        ENCLOSED REPLACEMENT PROXY CARD.
                       YOUR VOTE CANNOT BE COUNTED TWICE!

        IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE
              VOTE EACH PROXY CARD RECEIVED. NONE ARE DUPLICATES!

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   "FOR" THE PLAN OF REORGANIZATION AND "FOR"
                  ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

                    NOT VOTING HAS THE SAME EFFECT AS VOTING
                            "AGAINST" THE PROPOSALS.

     VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING
        OUR OFFERING, NOR DOES IT AFFECT YOUR DEPOSIT ACCOUNTS OR LOANS.

                                   THANK YOU!

                                   QUESTIONS?
             PLEASE CALL OUR INFORMATION CENTER, AT (XXX) XXX-XXXX,
           MONDAY THROUGH FRIDAY, 9:30 A.M. TO 4:00 P.M. EASTERN TIME

                            (NAUGATUCK VALLEY LOGO)

 P2

STOCK ORDER ACKNOWLEDGMENT LETTER

[imprinted with name & address of subscriber]


DATE

                           STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Naugatuck Valley Financial common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (XXX) XXX-XXXX, from 9:30 a.m. to 4:00 p.m. Eastern Time, Monday through Friday. Refer to the batch and order number listed below.

--------------------------------------------------------------------------------
ORDER INFORMATION:

BATCH #:
        ------------
ORDER #:
        ------------
NO. OF SHARES REQUESTED:
                        -----------
OFFERING CATEGORY:       (subject to verification; see descriptions below)
                  -------
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STOCK REGISTRATION:

NAME 1
NAME 2
NAME 3
ADDRESS 1
ADDRESS 2
CITY, STATE, ZIP
OWNERSHIP TYPE:
               ---------
SOCIAL SECURITY #/TAX ID#:     -  -
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THIS LETTER ACKNOWLEDGES ONLY THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT
DOES NOT GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. PURCHASE LIMITATIONS AND SHARE ALLOCATION PROCEDURES IN THE EVENT OF OVERSUBSCRIPTION ARE DESCRIBED IN THE PROSPECTUS DATED _______, 2004, IN THE SECTION ENTITLED "THE REORGANIZATION AND STOCK OFFERING."

The offering period ends at 10:00 a.m. Eastern Time, on _____, 2004. Thereafter, we must receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
NAUGATUCK VALLEY FINANCIAL CORPORATION

--------------------------------------------------------------------------------
OFFERING CATEGORY DESCRIPTION:

1. Depositors of Naugatuck Valley Savings and Loan with a minimum of $50.00 on deposit on April 30, 2003;

2.       Our Employee Stock Ownership Plan;

3. Depositors of Naugatuck Valley Savings and Loan with a minimum of $50.00 on deposit on June 30, 2004;

4.       Depositors of Naugatuck Valley Savings and Loan on XXXX __, 2004;

5.       Community Offering - Residents of Fairfield and New Haven Counties;

6. Community Offering - Persons not qualified in any of the above categories.


NOTE: Printed and mailed in the Stock Information Center after an order is processed.

TOMBSTONE NEWSPAPER ADVERTISEMENT - OPTIONAL
(Assumes a Community Offering is Conducted)

                  NAUGATUCK VALLEY FINANCIAL CORPORATION [LOGO]
              HOLDING COMPANY FOR NAUGATUCK VALLEY SAVINGS AND LOAN



                             UP TO 2,472,500 SHARES
                                  COMMON STOCK


                                $10.00 PER SHARE
                                 PURCHASE PRICE



Naugatuck Valley Financial Corporation, newly formed by Naugatuck Valley Savings and Loan to become its holding company, is conducting its initial public offering of common stock.


THIS OFFERING EXPIRES AT 10:00 A.M. EASTERN TIME, ON ___________, 2004.


To receive a Prospectus, you may call or visit our Stock Information Center, open Monday through Friday, 9:30 a.m. to 4:00 p.m. The Stock Information Center is located at Naugatuck Valley Savings and Loan's main office at 333 Church Street, Naugatuck. The Stock Information Center phone number is (XXX) XXX-XXXX.



THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

VOTE -- BRANCH LOBBY POSTER


                          HAVE YOU CAST YOUR VOTE YET?





We would like to remind our depositors to vote on Naugatuck Valley Savings and Loan's Plan of Reorganization and establishment of a Charitable Foundation, by using the Proxy Card(s) we mailed to you.


The Plan will not result in changes to our staff or your loan or deposit account relationships with the Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.



       Voting does not obligate you to purchase Naugatuck Valley Financial
                  Corporation stock during our stock offering.

    Our directors recommend that you join them in voting "FOR" the Plan and
                 "FOR" establishment of a Charitable Foundation.



                    PLEASE VISIT OUR STOCK INFORMATION CENTER
            IF YOU HAVE A QUESTION ABOUT VOTING OR ABOUT BUYING STOCK
                              DURING THE OFFERING.

     THE STOCK INFORMATION CENTER IS LOCATED AT OUR MAIN OFFICE, LOCATED AT
                          333 CHURCH STREET, NAUGATUCK.

                    NAUGATUCK VALLEY SAVINGS AND LOAN [LOGO]

THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK CENTER SIGN




                                   LOOKING FOR



                    NAUGATUCK VALLEY FINANCIAL CORPORATION'S
                            STOCK INFORMATION CENTER?





                       PLEASE CHECK WITH OUR RECEPTIONIST.






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Note:  May need elevator and hallway signs providing directions.